SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 29, 2013

ECO VENTUTRES GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52445	33-1133537
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7432 State Road 50, Suite 101 Groveland, FL	34736
(Address of principal executive offices)	(Zip Code)
(352) 557-4830
 (Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On July 29, 2013, the Board of Directors (the “Board”) of Eco Ventures  Group, Inc. , (the “Company”) concluded that the Company’s previously filed financial statements for the quarter ended May 31, 2013 should no longer be relied upon.  The filing was not authorized by the Company. The financial statements and  were filed by mistake by the Company’s EDGAR filing agent and were not reviewed by the Company’s certifying accountant in accordance with Article 10 of SEC Regulation S-X. The Company discovered the error when the Company’s Chief Financial Officer was electronically notified the filing was submitted and accepted by the SEC’s EDGAR system.

Accordingly, the Company will restate its financial statements for the quarter ended May 31, 2013 and  amend its Quarterly Report on Form 10-Q for the quarter ended May 31, 2013 previously filed with the SEC to restate its financial statements as soon as practicable.

The Board discussed this matter with the Company's independent public accounting firm, RBSM, LLP, who agreed that the financial statements for the quarter ended May 31, 2013 should no longer be relied upon and should be restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 29, 2013		ECO VENTURES GROUP, INC.

	By:	/s/ Randall Lanham
Randall Lanham
Chief Financial Officer